                                                                     EXHIBIT 5.1


                      [Letterhead of Dorsey & Whitney LLP]

Kontron Mobile Computing, Inc.
7631 Anagram Drive
Eden Prairie, Minnesota 55344

     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     We have acted as counsel to Kontron Mobile Computing, Inc., a Minnesota corporation (the "Company"), in connection with a registration statement on Form S-8 relating to the sale by the Company from time to time of up to 200,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company. The Shares will be issuable under the 1996 Directors' Stock Option Plan (the "Plan") of the Company.

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and public officials.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 of the Company relating to the Plan.

Dated:  April 15, 2002


                                       Very truly yours,

                                       /s/ Dorsey & Whitney LLP

KLC